EXHIBIT 99.1
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EXCHANGE APPLICATIONS, INC. SECURES APPROXIMATELY $6.7 MILLION IN NEW ROUND OF
FINANCING


BOSTON, MASS. - JANUARY 12, 2001 - Exchange Applications, Inc., now doing business as Xchange(TM), Inc. (Nasdaq:EXAP) (the "Company"), today announced that it has completed a private placement of 5,325,645 shares of 10% Series A Convertible Redeemable Preferred Stock for gross proceeds of approximately $6.7 million, at a purchase price of $1.2632 per share. The investors in the private placement, --Insight Capital Partners and certain of their affiliated funds (together, the "Investors")-- may convert the preferred stock and any accrued dividends into common stock at any time at a conversion price equal to the initial purchase price per share. The Investors may require Xchange to redeem any unconverted preferred shares at any time after January 10, 2003 at a 3% premium to the initial purchase price per share plus accrued dividends.

The shares of Series A Convertible Redeemable Preferred Stock have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
The Company will continue to pursue equity and debt options to provide access to additional capital.

ABOUT INSIGHT CAPITAL PARTNERS
Founded in 1995, Insight Capital Partners is a leading private equity firm that invests in companies in e-business segments of the information technology industry. Insight maintains positions in over 50 portfolio companies throughout North America, Europe and Asia, and approximately $1 billion in private investor funds under management. Over the past two years, several members of Insight's portfolio--SeeBeyond Technology Corporation (Nasdaq:SBYN), Click Commerce, Inc. (Nasdaq:CKCM), I-Many, Inc. (Nasdaq:IMNY), Convergent Group (Nasdaq:CVGP), Illuminet (Nasdaq:ILUM), C-bridge Internet Solutions (Nasdaq:CBIS), SynQuest, Inc. (Nasdaq:SYNQ) and Quest Software (Nasdaq:QSFT)--debuted as public companies and currently represent in excess of $6 billion in market capitalization. Insight has built a strong global reputation for being a value-added partner to senior management of high growth e-business companies. For additional information about Insight Capital Partners, visit http://www.insightpartners.com.
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ABOUT XCHANGE, INC.
Exchange Applications, Inc., now doing business as Xchange, Inc., helps companies focus their resources on customers who represent the best long-term profitability. Xchange delivers results by instilling a profit-focused discipline in the organization, coordinating all touch points and creating a personalized dialogue with the most valuable customers. These solutions are impacting the bottom line at more than 250 client sites
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worldwide, including Citigroup, DaimlerChrysler and Vodafone. Xchange is based in Boston with offices worldwide. For more information, visit http://www.xchange.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

In addition to historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties, including the statements relating to current expectations for current and future periods. The Company's actual results could differ materially from those discussed in such forward-looking statements, based on a variety of factors, including the adequacy of estimated expense accruals and reserves and the effect of the expansion of the Company's business on its operating cash flow; as well as factors affecting future performance, including the fact that the Company's markets are characterized by rapidly changing technology, evolving industry standards and frequent introductions of new products and enhancements; the fact that the market for customer optimization software is new and emerging; the fact that the Company relies heavily on indirect distribution channels for sales of its software; the unpredictability of the timing of customer orders; a highly competitive market for the Company's products and the unpredictability of whether its solutions will be accepted by new customers; the fact that the Company relies heavily on growth from international operations; the Company's ability to attract and retain skilled personnel; whether the Company will be able to efficiently integrate acquisitions; and the Company's ability to raise additional capital in volatile capital markets, in particular given its current operating losses. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission, including but not limited to the Company's Quarterly Report on Form 10-Q, filed November 14, 2000 and our recent registration statements filed on Form S-3. The Company disclaims any obligation to update these statements for subsequent developments.

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         Xchange is a trademark of Exchange Applications, Inc. All other trademarks contained herein are the property of their respective owners.